UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-10962

DELAWARE	95-3797580
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2180 Rutherford Road, Carlsbad, CA 92008-7328

(Address of principal executive offices) (Zip Code)

(760) 931-1771

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2013, Callaway Golf Company (the “Company”) entered into separate, privately-negotiated exchange agreements (the “Exchange Agreements”) pursuant to which it will issue 3,392,263 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.01 per share, in exchange for 233,843 shares of the Company’s outstanding 7.50% Series B Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share and liquidation preference $100 per share (the “Preferred Stock”). The Company will also pay to the exchanging holders cash dividends through December 15, 2013 on their shares of Preferred Stock surrendered in the exchange transactions.

The Company offered the Exchange Shares to certain holders of the Preferred Stock in the exchange transactions in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Exchange Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 8.01	Other Events.

On August 15, 2013, the Company issued a press release captioned “Callaway Golf Company Announces Exchange Transactions in Connection with Convertible Preferred Stock.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Exchange Agreement.

99.1	Press release, dated August 15, 2013, captioned “Callaway Golf Company Announces Exchange Transactions in Connection with Convertible Preferred Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: August 15, 2013	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Exchange Agreement.

99.1	Press release, dated August 15, 2013, captioned “Callaway Golf Company Announces Exchange Transactions in Connection with Convertible Preferred Stock.”